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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-11073 of Destec Energy, Inc. on Form S-3 of our report dated February 7, 1996, except for note 18, which the date is February 28, 1996 appearing in the Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1995 of Destec Energy, Inc., and to the reference to us appearing under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas

September 18, 1996